UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2009

Celera Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34116	26-2028576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

(510) 749-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2009, the Board of Directors (the “Board”) of Celera Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to, among other things, amend existing provisions providing for advance notice of stockholder proposals (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended) and director nominations to revise the disclosure that stockholders must provide when submitting proposals and nominations for consideration at a meeting. The foregoing summary of the amendments to the Bylaws is subject to and qualified in its entirety by reference to the full text of the Bylaws, as so amended, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 13, 2009, the Board of the Company approved amendments to the Code of Business Conduct and Ethics for Celera Corporation (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. The Code of Conduct was amended to, among other things, further define and restrict activities between the Company and its customers and potential customers. The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. The amended Code of Conduct will be posted as soon as practicable in the Corporate Governance section of the Company’s website at www.celera.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Celera Corporation

14.1	Code of Business Conduct and Ethics for Celera Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009	CELERA CORPORATION

	By:	/s/ Scott K. Milsten
	Name:	Scott K. Milsten
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Celera Corporation

14.1	Code of Business Conduct and Ethics for Celera Corporation